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                                                                       EXHIBIT 5

                     [SAUL, EWING, REMICK & SAUL LETTERHEAD]

                                                                   March 3, 2000
OSI Pharmaceuticals, Inc.
106 Charles Lindbergh Blvd.
Uniondale, NY  11553

Gentlemen:

         We refer to the Registration Statement on Post-Effective Amendment No. 1 on Form S-8 (the "Registration Statement") of OSI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), which Shares are to be issued under the Company's 1997 Incentive and Non-Qualified Stock Option Plan.

         We have examined the Registration Statement, the Certificate of Incorporation and the Amended and Restated By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Without limiting the generality of the foregoing, in our examination we have assumed without independent verification that (i) each natural person executing a document we examined is legally competent to do so, (ii) all documents submitted to us as originals are "authentic", the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conformed to the original document, and (iii) all corporate records made available to us by the Company and or public records reviewed are accurate and complete.

         Based on the foregoing, it is our opinion that:

         1. the Company is duly organized, validly existing and in good standing under the laws of State of Delaware; and

         2. the Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/   SAUL, EWING, REMICK & SAUL LLP